Exhibit 99.1

Coupang Announces Q2 Record Gross Profit of $1.2 billion and Gross Profit Margin Improvement of 250 bps over Q1

MOUNTAIN VIEW, Calif. and SEOUL, South Korea - (BUSINESS WIRE) August 10, 2022—Coupang, Inc. (NYSE: CPNG) today announced financial results for its second quarter ended June 30, 2022.

“Customers turn to us for amazing experiences, faster delivery and lower prices, and we’re determined to wow them every day,” said Bom Kim, founder and CEO of Coupang. “We increased our investment—to a record $500 million in Q2 alone—in exclusive discounts, free Rocket deliveries, and free Coupang Play video content for our WOW members. We exist to transform the lives of our customers, and WOW membership is the embodiment of that relentless customer focus.”

“We’re pleased to report that we achieved positive adjusted EBITDA on a consolidated basis, generating $66 million across the entire business, improving $157 million from the prior quarter. Over the past two quarters, we’ve driven a total improvement of over $350 million, a reflection of our continued execution across the company,” added Coupang’s CFO, Gaurav Anand. “At the beginning of the year, we provided guidance of total company adjusted EBITDA losses below $400 million for 2022. We are now raising that guidance to achieve positive adjusted EBITDA for the full year.”

Key Financial and Operational Highlights
•Total net revenues was $5.0 billion, up 12% year over year (YoY), and up 27% YoY and 3% quarter over quarter (QoQ) on a constant currency basis.
•Total gross profit was $1.2 billion, an increase of 75% YoY or 41% excluding the impact of the FC fire in 2021, and gross profit margin improved over 250 bps QoQ.
•Net loss improved $134 million QoQ to $75 million in Q2.
•The Company achieved a major milestone of positive adjusted EBITDA of $66 million in Q2, which represents an over $350 million of improvement over the last two quarters.
•Product Commerce net revenues was $4.9 billion, up 13% YoY and 27% on a constant currency basis, over four times the growth rate of the Korean product e-commerce segment.
•Product Commerce adjusted EBITDA margin marked a record 2%, an improvement of 450 bps over the last two quarters.
•Developing Offerings recorded an adjusted EBITDA loss of $32 million, an improvement of $128 million over the last two quarters.
Full Year 2022 Financial Guidance Update
•We now expect to achieve positive total company adjusted EBITDA for FY 2022. This updates our previous guidance of $(400) million in adjusted EBITDA for the full year.

Second Quarter 2022 Results
•Consolidated Financial Summary

	Three Months Ended June 30,
	As Reported			Excluding Impact from the FC Fire[1]
(in thousands, except net revenues per Active Customer)	2022	2021	% Change	2021	% Change
Total net revenues	$5,037,821	$4,478,114	12%
Total net revenues growth, constant currency(1)			27%
Active Customers	17,885	17,022	5%
Total net revenues per Active Customer	$282	$263	7%
Gross profit(2)	1,153,793	658,494	75%	816,286	41%
Net loss	(75,491)	(518,601)	(85)%	(223,100)	(66)%
Adjusted EBITDA(1)	66,172	(122,147)	NM(3)
•Segment Information

	Three Months Ended June 30,
(in thousands)	2022	2021	% Change
Product Commerce
Net revenues	$4,877,531	$4,332,725	13%
Net revenues growth, constant currency(1)			27%
Segment adjusted EBITDA	$97,840	$(47,873)	NM(3)
Developing Offerings
Net revenues	$160,290	$145,389	10%
Net revenues growth, constant currency(1)			24%
Segment adjusted EBITDA	$(31,668)	$(74,274)	(57)%
(1)Total net revenues growth, constant currency, adjusted EBITDA, gross profit excluding the impact from the FC Fire (“adjusted gross profit”) and net loss excluding the impact from the FC Fire (“adjusted net loss”) are non-GAAP financial measures as defined by the Securities and Exchange Commission (the “SEC”). See the “Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Measures” sections herein for more information regarding our use of these measures and reconciliations to the most directly comparable financial measures calculated in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).
(2)Gross profit is calculated as total net revenues minus cost of sales.
(3)Non-meaningful

Webcast and Conference Call
Coupang, Inc. will host a conference call to discuss second quarter results on August 10, 2022 at 5:30 PM Eastern Standard Time (August 11, 2022 at 6:30 AM Korea Standard Time). A live webcast of the conference call will be available on our Investor Relations website, ir.aboutcoupang.com, and a replay of the conference call will be available for at least three months. This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable U.S. GAAP measures, is also available on that site.

About Coupang
Coupang is one of the largest e-Commerce companies in Asia, with a mission to revolutionize the everyday lives of its customers and create a world where people wonder, “How did we ever live without Coupang?” Coupang offers a variety of services, including same-day and next-morning delivery of groceries and general merchandise, delivery of prepared foods through Coupang Eats, and video streaming through Coupang Play. Coupang has offices in Seoul, Shanghai, Beijing, Hong Kong, Mountain View, Seattle, Riverside, Tokyo, Taipei, and Singapore.

Investor Contact:	Media Contact:
Coupang IR	Coupang PR
ir@coupang.com	press@coupang.com

COUPANG, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except shares)
(unaudited)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$3,107,535	$3,487,708
Restricted cash	163,468	319,800
Accounts receivable, net	187,644	175,350
Inventories	1,451,428	1,421,501
Other current assets	251,324	232,447
Total current assets	5,161,399	5,636,806

Long-term restricted cash	1,151	2,839
Property and equipment, net	1,471,013	1,347,531
Operating lease right-of-use assets	1,436,363	1,374,629
Goodwill	9,707	9,739
Long-term lease deposits and other	345,570	270,290
Total assets	$8,425,203	$8,641,834
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,294,481	$3,442,720
Accrued expenses	241,316	304,293
Deferred revenue	105,429	93,972
Short-term borrowings	47,551	7,811
Current portion of long-term debt	6,108	341,717
Current portion of long-term operating lease obligations	302,148	287,066
Other current liabilities	266,295	266,709
Total current liabilities	4,263,328	4,744,288

Long-term debt	595,557	283,190
Long-term operating lease obligations	1,268,744	1,201,277
Defined severance benefits and other	229,478	237,122
Total liabilities	6,357,107	6,465,877

Commitments and contingencies
Stockholders' equity
Class A common stock, $0.0001 par value, 10,000,000,000 shares authorized, 1,590,313,751 and 1,579,399,667 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively; Class B common stock, $0.0001 par value, 250,000,000 shares authorized, 174,802,990 shares issued and outstanding as of June 30, 2022 and December 31, 2021	177	175
Additional paid-in capital	8,014,912	7,874,038
Accumulated other comprehensive loss	(11,691)	(47,739)
Accumulated deficit	(5,935,302)	(5,650,517)
Total stockholders' equity	2,068,096	2,175,957
Total liabilities and stockholders' equity	$8,425,203	$8,641,834

COUPANG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net retail sales	$4,481,165	$3,994,506	$9,037,272	$7,801,549
Net other revenue	556,656	483,608	1,117,235	883,425
Total net revenues	5,037,821	4,478,114	10,154,507	8,684,974

Cost of sales	3,884,028	3,819,620	7,957,308	7,293,974
Operating, general and administrative	1,220,936	1,173,430	2,470,047	2,173,252
Total operating cost and expenses	5,104,964	4,993,050	10,427,355	9,467,226

Operating loss	(67,143)	(514,936)	(272,848)	(782,252)

Interest income	7,364	1,907	10,898	2,847
Interest expense	(6,143)	(5,848)	(13,511)	(30,671)
Other (expense) income, net	(9,229)	373	(8,739)	(3,453)
Loss before income taxes	(75,151)	(518,504)	(284,200)	(813,529)

Income tax expense	340	97	585	105

Net loss	(75,491)	(518,601)	(284,785)	(813,634)

Net loss attributable to Class A and Class B common stockholders per share, basic and diluted	$(0.04)	$(0.30)	$(0.16)	$(0.74)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	1,763,264	1,743,109	1,760,019	1,092,626

COUPANG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2022	2021
Operating activities:
Net loss	$(284,785)	$(813,634)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	119,639	94,326
Provision for severance benefits	87,436	66,028
Equity-based compensation	128,509	137,312
Paid-in-kind interest and accretion of discount on convertible notes	—	20,148
Inventory and fixed asset losses due to fulfillment center fire	—	284,825
Non-cash operating lease expense	155,686	121,779
Non-cash others	63,621	17,406
Change in operating assets and liabilities:
Accounts receivable, net	(37,342)	(62,381)
Inventories	(185,091)	(267,191)
Other assets	(147,058)	(79,439)
Accounts payable	190,578	396,485
Accrued expenses	(37,665)	9,778
Deferred revenue	20,001	9,136
Other liabilities	(146,730)	(87,044)
Net cash used in operating activities	(73,201)	(152,466)

Investing activities:
Purchases of property and equipment	(419,674)	(315,496)
Proceeds from sale of property and equipment	7,810	125
Other investing activities	(17,834)	9,790
Net cash used in investing activities	(429,698)	(305,581)

Financing activities:
Proceeds from issuance of Class A common stock upon initial public offering, net of underwriting discounts	—	3,431,277
Deferred offering costs paid	—	(11,618)
Proceeds from issuance of common stock/units, equity-based compensation plan	12,367	49,737
Proceeds from short-term borrowings and long-term debt	403,436	115,408
Repayment of short-term borrowings and long-term debt	(333,097)	(27,465)
Other financing activities	(2,038)	(981)
Net cash provided by financing activities	80,668	3,556,358
Effect of exchange rate changes on cash and cash equivalents, and restricted cash	(115,962)	(38,928)
Net (decrease) increase in cash and cash equivalents, and restricted cash	(538,193)	3,059,383
Cash and cash equivalents, and restricted cash, as of beginning of period	3,810,347	1,401,302
Cash and cash equivalents, and restricted cash, as of end of period	$3,272,154	$4,460,685

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This information contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical, including statements regarding our future results of operations or financial condition, business strategy and plans, and objectives of management for future operations are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions that conveys uncertainty of future events or outcomes.
You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this report on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2021. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this report relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this report or to reflect new information, actual results, revised expectations, or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments.

Investors and others should note that we may announce material business and financial information to our investors using our investor relations website (ir.aboutcoupang.com), our filings with the Securities and Exchange Commission (SEC), webcasts, press releases, and conference calls. We use these mediums, including our website, to communicate with investors and the general public about our company, our products, and other issues. It is possible that the information that we make available on our website may be deemed to be material information. We therefore encourage investors and others interested in our company to review the information that we make available on our website.

The information that can be accessed through hyperlinks or website addresses included herein is deemed not to be incorporated in or part of this press release.

Key Business Metrics and Non-GAAP Financial Measures
We review the key business and financial metrics discussed below. We use these measures to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions.
Key Business Metrics
Active Customers
As of the last date of each reported period, we determine our number of Active Customers by counting the total number of individual customers who have ordered at least once directly from our apps or websites during the relevant period. A customer is anyone who has created an account on our apps or websites, identified by a unique email address. The change in Active Customers in a reported period captures both the inflow of new customers as well as the outflow of existing customers who have not made a purchase in the period. We view the number of Active Customers as a key indicator of our potential for growth in total net revenues, the reach of our network, the awareness of our brand, and the engagement of our customers.
Total Net Revenues per Active Customer
Total net revenues per Active Customer is the total net revenues generated in a period divided by the total number of Active Customers in that period. A key driver of growth is increasing the frequency and the level of spend of Active Customers who are shopping on our apps or websites. We therefore view total net revenues per Active Customer as a key indicator of engagement and retention of our customers and our success in increasing the share of wallet.

	Three Months Ended June 30,
(in thousands, except net revenues per Active Customer)	2022	2021	% Change
Active Customers	17,885	17,022	5%
Total net revenues per Active Customer	$282	$263	7%
Total net revenues per Active Customer, constant currency (YoY)	$317		20%
Total net revenues per Active Customer, constant currency (QoQ)	$295		4%
Non-GAAP Financial Measures
We report our financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures provide investors with additional useful information in evaluating our performance. These non-GAAP financial measures may be different than similarly titled measures used by other companies.

Our non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with U.S. GAAP. Non-GAAP measures have limitations in that they do not reflect all the amounts associated with our results of operations as determined in accordance with U.S. GAAP. These measures should only be used to evaluate our results of operations in conjunction with the corresponding U.S. GAAP measures.

Constant Currency Revenue and Constant Currency Revenue Growth
The effect of currency exchange rates on our business is an important factor in understanding period-to-period comparisons. Our financial reporting currency is the U.S. dollar (“USD”) and changes in foreign exchange rates can significantly affect our reported results and consolidated trends. For example, our business generates sales predominantly in Korean Won (“KRW”), which are favorably affected as the USD weakens relative to the KRW, and unfavorably affected as the USD strengthens relative to the KRW. We use constant currency revenue and constant currency revenue growth for financial and operational decision-making and as a means to evaluate comparisons between periods. We believe the presentation of our results on a constant currency basis in addition to U.S. GAAP results helps improve the ability to understand our performance because they exclude the effects of foreign currency volatility that are not indicative of our actual results of operations.

Constant currency information compares results between periods as if exchange rates had remained constant. We define constant currency revenue as total revenue excluding the effect of foreign exchange rate movements, and use it to determine the constant currency revenue growth on a comparative basis. Constant currency revenue is calculated by translating current period revenues using the prior period exchange rate. Constant currency revenue growth (as a percentage) is calculated by determining the increase in current period revenue over prior period revenue, where current period foreign currency revenue is translated using prior period exchange rates.

These results should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not a measure of performance presented in accordance with U.S. GAAP.

Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA is defined as net income/(loss) for a period before depreciation and amortization, interest expense, interest income, income tax expense (benefit), other income (expense), net, equity-based compensation, impairments, and other items that we do not believe are reflective of our ongoing operations. Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of total net revenues. We use adjusted EBITDA and adjusted EBITDA margin as key measures to evaluate and assess our performance and allocate internal resources. We believe adjusted EBITDA and adjusted EBITDA margin are frequently used by investors and other interested parties in evaluating companies in the e-commerce industry for period-to-period comparisons as they remove the impact of certain items that are not representative of our core business, such as material non-cash items and certain variable charges. However, other companies may calculate adjusted EBITDA and adjusted EBITDA margin in a manner different from ours and therefore they may not be directly comparable to similar terms used by other companies. Adjusted EBITDA and adjusted EBITDA margin are not measures of financial performance under U.S. GAAP and should not be considered as alternatives to cash flow from operating activities or as measures of liquidity or alternatives to net income/(loss) as indicators of operating performance or any other measures of performance derived in accordance with U.S. GAAP. Adjusted EBITDA and adjusted EBITDA margin have limitations as analytical tools, and you should consider them in addition to, and not in isolation or as substitutes, for analysis of our results as reported under U.S. GAAP.

Segment Gross Profit and Segment Gross Profit Margin
During the first quarter of 2022, with our change in reporting segments, we began providing segment gross profit and segment gross profit margin. Segment gross profit is defined as gross profit for a period attributable to each respective reportable segment. Segment gross profit margin is defined as segment gross profit as a percentage of segment net revenues. We believe segment gross profit and segment gross profit margin are frequently used by investors and other interested parties in evaluating companies in the e-commerce industry for period-to-period comparisons. However, other companies may calculate segment gross profit and segment gross profit margin in a manner different from ours and therefore they may not be directly comparable to similar terms used by other companies. Segment gross profit and segment gross profit margin are not measures of financial performance under U.S. GAAP and should not be considered as alternatives to cash flow from operating activities or as measures of liquidity or alternatives to consolidated gross profit as indicators of operating performance or any other measures of performance derived in accordance with U.S. GAAP. Segment gross profit and segment gross profit margin have limitations as analytical tools, and you should consider them in addition to, and not in isolation or as substitutes for analysis of our results as reported under U.S. GAAP.

Adjusted Gross Profit and Adjusted Gross Profit Growth
As a result of the FC Fire, we have presented adjusted gross profit and adjusted gross profit growth which are non-GAAP financial measures. Adjusted gross profit is defined as gross profit for a period before the inventory losses recognized from the FC Fire. Adjusted gross profit growth is calculated by determining the change in gross profit over prior period gross profit adjusting gross profit for the inventory losses recognized from the FC Fire. We believe adjusted gross profit and adjusted gross profit growth are useful to investors and other interested parties in evaluating our results with other companies in the e-commerce industry for period-to-period comparisons as they remove the impact of certain items that are not representative of our core business. Adjusted gross profit and adjusted gross profit growth are not measures of financial performance under U.S. GAAP and should not be considered as alternatives to gross profit, gross profit growth or any other measures of performance derived in accordance with U.S. GAAP. Adjusted gross profit and adjusted gross profit growth have limitations as analytical tools, and you should consider them in addition to, and not in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.

Adjusted Net Loss and Adjusted Net Loss Growth
As a result of the FC Fire, we have presented adjusted net loss and adjusted net loss growth which are non-GAAP financial measures. Adjusted net loss is defined as net loss for a period before the losses recognized from the FC Fire. Adjusted net loss growth is calculated by determining the change in net loss over prior period net loss adjusting for the losses recognized from the FC Fire. We believe adjusted net loss and adjusted net loss growth are useful to investors and other interested parties in evaluating our results with other companies in the e-commerce industry for period-to-period comparisons as they remove the impact of certain items that are not representative of our core business. Adjusted net loss and adjusted net loss growth are not measures of financial performance under U.S. GAAP and should not be considered as alternatives to net loss, net loss growth or any other measures of performance derived in accordance with U.S. GAAP. Adjusted net loss and adjusted net loss growth have limitations as analytical tools, and you should consider them in addition to, and not in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.

Reconciliations of Non-GAAP Measures
A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Coupang’s results computed in accordance with GAAP.

The following tables present the reconciliations from each U.S. GAAP measure to its corresponding non-GAAP measure for the periods noted:

Constant Currency Revenue and Constant Currency Revenue Growth (YoY)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021
Consolidated
Total net revenues	$5,037,821	$4,478,114	$10,154,507	$8,684,974
Total net revenues growth	12%	71%	17%	73%
Adjustment:
Exchange rate effect	629,184	(362,634)	1,046,676	(643,009)
Total net revenues, constant currency	$5,667,005	$4,115,480	$11,201,183	$8,041,965
Total net revenues growth, constant currency	27%	57%	29%	60%

Product Commerce
Net revenues	$4,877,531	$4,332,725	$9,813,584	$8,430,376
Net revenues growth	13%	66%	16%	68%
Adjustment:
Exchange rate effect	608,782	(351,063)	1,011,535	(624,160)
Net revenues, constant currency	$5,486,313	$3,981,662	$10,825,119	$7,806,216
Net revenues growth, constant currency	27%	53%	28%	56%

Constant Currency Revenue and Constant Currency Revenue Growth (QoQ)

	Three Months Ended June 30,
(in thousands)	2022	2021
Consolidated
Total net revenues	$5,037,821	$4,478,114
Total net revenues growth (QoQ)	(2)%	6%
Adjustment:
Exchange rate effect	235,881	28,689
Total net revenues, constant currency	$5,273,702	$4,506,803
Total net revenues growth, constant currency (QoQ)	3%	7%

Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021
Total net revenues	$5,037,821	$4,478,114	$10,154,507	$8,684,974

Net loss	(75,491)	(518,601)	(284,785)	(813,634)
Net loss margin	(1.5)%	(11.6)%	(2.8)%	(9.4)%
Adjustments:
Depreciation and amortization(1)	60,399	46,942	119,639	94,326
Interest expense	6,143	5,848	13,511	30,671
Interest income	(7,364)	(1,907)	(10,898)	(2,847)
Income tax expense	340	97	585	105
Other expense (income), net	9,229	(373)	8,739	3,453
Equity-based compensation(2)	72,916	50,346	128,509	137,312
FC Fire losses	—	295,501	—	295,501
Adjusted EBITDA	$66,172	$(122,147)	$(24,700)	$(255,113)
Adjusted EBITDA margin	1.3%	(2.7)%	(0.2)%	(2.9)%
_____________
(1)Depreciation and amortization includes amounts in cost of sales of $13 million and $11 million for the three months ended June 30, 2022 and 2021, respectively, and amounts in operating, general and administrative of $48 million and $36 million for the three months ended June 30, 2022 and 2021, respectively. Some amounts may not reconcile due to rounding.
Depreciation and amortization includes amounts in cost of sales of $25 million and $23 million for the six months ended June 30, 2022 and 2021, respectively, and amounts in operating, general and administrative of $95 million and $71 million for the six months ended June 30, 2022 and 2021, respectively.
(2)Equity-based compensation includes amounts in cost of sales of $4 million and $3 million for the three months ended June 30, 2022 and 2021, respectively, and amounts in operating, general and administrative of $69 million and $48 million for the three months ended June 30, 2022 and 2021, respectively.
Equity-based compensation includes amounts in cost of sales of $8 million and $4 million for the six months ended June 30, 2022 and 2021, respectively, and amounts in operating, general and administrative of $121 million and $133 million for the six months ended June 30, 2022 and 2021, respectively.

Segment Gross Profit and Segment Gross Profit Margin

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021
Gross profit	$1,153,793	$658,494	$2,197,199	$1,391,000
Segment gross profit and gross profit margin:
Product Commerce	$1,127,014	$678,183	2,192,434	1,427,050
Gross profit margin	23.1%	15.7%	22.3%	16.9%
Developing Offerings	26,779	(19,689)	4,765	(36,050)
Gross profit margin	16.7%	(13.5)%	1.4%	(14.2)%

Adjusted Gross Profit and Adjusted Net Loss

	Three Months Ended June 30,
(in thousands)	2022	2021
Gross profit	$1,153,793	$658,494
FC Fire inventory losses		157,792
Adjusted gross profit		$816,286
Adjusted gross profit growth	41%

Net loss	$(75,491)	$(518,601)
FC Fire losses		295,501
Adjusted net loss		$(223,100)
Adjusted net loss growth	(66)%